Exhibit 99.1

Q4 2020 Hilltop Holdings Inc. Earnings Presentation January 2021

Preface 2 Additional Information Corporate Headquarters 6565 Hillcrest Ave Dallas, TX 75205 Phone: 214-855-2177 www.hilltop-holdings.com Please Contact: Erik Yohe Phone: 214-525-4634 Email: eyohe@hilltop-holdings.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, our business strategy, our financial condition, our revenue, our liquidity and sources of funding, market trends, operations and business, taxes, the impact of natural disasters or public health emergencies, such as the current coronavirus (“COVID-19”) global pandemic, information technology expenses, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume, loan volume and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, total expenses, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for credit losses and provision for (reversal of) credit losses, including as a result of the “current expected credit losses” (CECL) model, expected future benchmarks rates, anticipated investment yields, our expectations regarding accretion of discount on loans in future periods, the collectability of loans, cybersecurity incidents, cost savings expected from initiatives implemented and planned, including core system upgrades and cost reduction efforts, the outcome of litigation, and our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building”, “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance”, “intends,” “may,” “might,” “outlook”, “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business; (ii) the credit risks of lending activities, including our ability to estimate credit losses and increases to the allowance for credit losses as a result of the implementation of CECL as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) effectiveness of our data security controls in the face of cyber attacks; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with our concentration in real estate related loans; (vi) changes in the interest rate environment and transitions away from the London Interbank Offered Rate; (vii) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (viii) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd- Frank Wall Street Reform and Consumer Protection Act; (ix) cost and availability of capital; (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Hilltop Holdings does not undertake an obligation to, and disclaims any duty to, update any of the information herein.

3 Investor Highlights – ROAA1 ..86% EPS – Diluted1 ROAE1 5.76% Notes: (1) Results are presented on a consolidated basis. (2) Loans HFI reflect loans held for investment excluding margin loans from the broker-dealer business. (3) For a reconciliation of tangible book value per share to book value per share see management’s explanation of Non-GAAP Financial Measures in Appendix. Q 4 20 20 Value Creation and Capital Optimization Diversified Growth Managed Risk 20.56% $116.4 $1.35 Net Income1 MM Discontinued Operations ($ millions, except per share) Pre-tax Net Income EPS – Diluted ($) National Lloyds Corporation – Gain on sale, final settlement and true-up $3.7 $3.7 $0.05 • As of December 31, 2020 there were $240 million of active loan deferrals related to COVID-19, a decline of 75% compared to $968 million at June 30, 2020 • Net charge-offs in Q4 2020 equated to $2.7 million, or 15 basis points of average Bank loans HFI • Allowance for credit losses of $149.0 million at December 31, 2020, a decrease in the reserve balance of $6.2 million from September 30, 2020; ACL / Bank Loans HFI of 2.05% at December 31, 2020 • Mortgage origination volume in Q4 2020 increased by $2.4 billion, or 54%, from Q4 2019, while gain on sale margin expanded 144 basis points over the same period. For the full year 2020, mortgage origination volume was $23.0 billion, an increase of $7.4 billion, or 47% from 2019 • Average Bank loans HFI2 grew by $568 million, or 8%, compared to Q4 2019, driven by SBA PPP loan originations. Average deposits grew by $2.3 billion, or 26%, compared to Q4 2019 • Net revenue of $150.1 million at the Broker-Dealer in Q4 2020 increased by 33% from Q4 2019 as Structured Finance, Public Finance Services and Fixed Income Services finished with strong performances • Total capital distributions to stockholders in 2020 equated to $241 million including dividends, open market share repurchases, and the ‘Dutch auction’ tender offer completed in Q4 2020 • Book value per share at December 31, 2020 grew by 22% versus December 31, 2019 to $28.28, and tangible book value per share3 increased 26% during the same period to $24.77 • Hilltop’s Board of Directors declared a quarterly cash dividend of $0.12 per common share, a 33% increase from the prior quarter 2.83%

Q 4 20 20 $59.2 $84.0 $34.3 ($21.1) $156.4 $41.3 $8.5 $24.2 ($14.2) $59.8 Banking Mortgage Broker-Dealer Corporate / Other Hilltop Holdings Hilltop Holdings Investor Deck Investor Highlights Slide 6/30/2020 Current Period X Pre-Tax Income Q1 2019 Q2 2019 Q3 2019 Q4 2019 YR 2019 Net Income 57.8 EPS - Diluted 0.62 4 Business Results – Pre-Tax Income vs. Prior Year Period ($ in millions) • Banking pre-tax income of $59.2 million, an increase of $17.9 million compared to prior year period. Higher net interest income from higher balances and lower funding costs, as well as a negative provision of $3.5 million drove the pre-tax increase from prior year period. Noninterest expenses increased as OREO and healthcare costs were elevated during the period • Mortgage pre-tax income of $84.0 million, an increase of $75.4 million from Q4 2019, driven by a 54% increase in origination volume and a gain-on-sale margin of 448 basis points. Lower rates continued to support a strong refinance market with refinance volumes increasing by 116% versus Q4 2019 • Broker-Dealer pre-tax income increased by 42%, or $10.1 million, to $34.3 million in Q4 2020. The increase was primarily driven by continued strength in Structured Finance and Fixed Income Services. Public Finance Services also realized elevated revenues from strong issuance volumes during the quarter • Corporate includes compensation, transaction-related expenses associated with the ‘Dutch auction’ tender offer and higher interest cost from the subordinated debt issued in 2020 Business Drivers for1 2019 Note: The sum of the period amounts may not equal the total amounts due to rounding. All numbers reflect income from continuing operations Q4 2020 Q4 2020 Q4 2019

Platform for Growth and Efficiency Update

Since 2017, targeted initiatives and coordinated efforts across HTH have resulted in a more resilient and scalable franchise to support both organic and acquisition-driven growth

- **$90 million of run-rate PPNR[1] improvement achieved by year-end 2020, exceeding initial business targets**
  - Initial program target of $84 million in PPNR improvement from program by the end of 2021
- Leadership remains focused on continuous improvement efforts across the franchise including ongoing cost and productivity management, as well as coordinated revenue growth initiatives

PPNR 2018 - 2020

($ in millions)



Platform for Growth (PFG)
PPNR ex. PFG
$166
$166
$308
$263
$45
$700
$610
$90
2018
2019
2020

EOP FTE	5,186	4,945	4,907

Executed Programs	
Enhanced Business Operations	• PrimeLending staff reorganization • Bank branch optimization • Leadership succession • Core system replacements • Addition of agency MBS group
Strategic Sourcing	• IT hardware procurement • Office supplies & general procurement • Travel and entertainment • Enterprise software contracts • Data and telecom consolidation
Shared Services	• Back-office department consolidation • Special assets group rationalization • Risk management alignment • Real estate consolidation • Realignment of sponsorships and business development expenses

Notes:
(1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses). PPNR is presented on a consolidated basis.

5

Hilltop Holdings – Financial Summary

$ in Millions, *except EPS* Income Statement	Q4 2019	Q3 2020	Q4 2020	FY 2019	FY 2020
Net interest income	$110.8	$101.9	$107.4	$439.0	$424.2
Noninterest income	263.6	502.7	447.9	1,062.8	1,690.5
Noninterest expense	307.9	399.3	402.3	1,211.9	1,453.8
PPNR[1]	**$66.5**	**$205.3**	**$153.0**	**$289.9**	**$660.8**
Provision for (reversal of) credit losses	6.9	(0.6)	(3.5)	7.2	96.5
Income from continuing operations before taxes	$59.7	$205.9	$156.4	$282.7	$564.4
Income from continuing operations, net of taxes	**$46.1**	**$159.0**	**$117.1**	**$219.0**	**$431.3**
Income from discontinued operations, net of taxes	5.6	0.7	3.7	14.0	38.4
Net Income	**$51.7**	**$159.8**	**$120.9**	**$233.0**	**$469.7**
Minority interest	2.4	6.5	4.4	7.7	21.8
Income attributable to Hilltop	**$49.3**	**$153.3**	**$116.4**	**$225.3**	**$447.8**
Purchase Accounting Impact [2]					
Revenue	5.7	3.5	5.7	28.5	19.2
Expenses	1.7	1.5	1.4	7.5	6.3
Pre-tax income impact	**$3.9**	**$2.0**	**$4.3**	**$21.0**	**$12.9**
Key Metrics - HTH Consolidated					
EPS - Diluted	$0.54	$1.70	$1.35	$2.44	$5.01
ROAA (annualized)	1.40%	3.71%	2.83%	1.66%	2.88%
ROAE (annualized)	9.4%	25.9%	20.6%	11.2%	20.0%
Common Equity Tier 1 Capital Ratio	16.70%	19.85%	18.97%	16.70%	18.97%
Tier 1 Leverage Ratio[3]	12.71%	13.03%	12.64%	12.71%	12.64%

Notes:
(1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for (reversal of) credit losses).
(2) Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual.
(3) Based on the end of period Tier 1 capital divided by total average assets during the period, excluding goodwill and intangible assets.

6

HilltopHoldings

$61.1 $12.6 $73.7 ( $18.5 ) $22.6 $77.4 $155.2 ( $2.7 )( $2.4 )( $1.1 ) $149.0 12/31/2019 CECL Adoption Impact 1/1/2020 Net Charge-Offs Specific Reserves Collective Reserves 9/30/2020 Net Charge-Offs Specific Reserves Collective Reserves 12/31/2020 Chart Title 7 Hilltop Holdings – CECL Reserve Build on Loans HFI CECL Loans HFI Rollforward 12/31/19 to 12/31/20 • Reserves builds (releases) to be driven by new loan production and macroeconomic variable adjustments over time 12/31/20 Reserve Composition ($ in millions) CRE 109.6 C&I 27.7 Construction 6.7 1-4 SFR 3.9 Consumer 0.9 Broker Dealer 0.2 Total ACL on Loans HFI $149.0

Q3 2020 2.56% PPP Loans 13 Cash Decrease 10 Loans HFS (7) Investments (5) Core Deposits / Other 4 Q4 2020 2.7 1% $13.4 $13.1 $15.0 $15.8 $15.7 3.30% 3.41% 2.80% 2.56% 2.71% -10.00% -8.00% -6.00% -4.00% -2.00% 0.00% 2.00% 4.00% 6.00% $5.0 $7.0 $9.0 $11.0 $13.0 $15.0 $17.0 $19.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Average Earning Assets Net Interest Margin 8 Hilltop Holdings – Net Interest Income & Margin Average Earning Assets and NIM Trends 2 Net Interest Margin Rollforward ($ in billions) • Q4 2020 net interest income of $107.4 million decreased $3.4 million, or 3%, from Q4 2019 • Lower yields partially offset by lower cost of funds and higher balances drove the decline from Q4 2019 • PPP loans contributing $6.3 million in fees partially offset decline during the period • Interest-bearing deposit costs continue to move lower, down 5 basis points from Q3 2020 as brokered deposits declined and customer deposit rates were reduced • Average earning assets decreased $54 million from Q3 2020 Highlights

$263.6 $271.7 $468.1 $502.7 $447.9 70.4% 71.1% 81.7% 83.1% 80.7% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Noninterest Income Fee Income Ratio 9 Hilltop Holdings – Noninterest Income • Q4 2020 noninterest income increased by $184.3 million, or 70%, compared to Q4 2019 • $140.0 million increase in mortgage production income and fees driven by higher gain on sale income on higher origination volumes • Securities related fees and commissions increased $12.8 million driven by higher issuances in Public Finance Services, which increased net revenue by $7.9 million versus Q4 2019 • Other income increased $31.5 million compared to Q4 2019 driven primarily by an increase in TBA volume of 57% in our Structured Finance business Year-over-Year Noninterest Income ($MM) Noninterest Income & Fee Income Ratio Noninterest Income Highlights 1 Note: (1) Fee Income Ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. ($ in millions) Q4 2019 $263.6 Mortgage Production Income & Fees 140.0 Securities Related Fees & Commissions 12.8 Other Income 31.5 Q4 2020 $447.9

Hilltop Holdings – Noninterest Expenses

Noninterest Expenses and Efficiency Ratio[1]



($ in millions)
82.2%
73.8%
64.6%
66.0%
72.5%
$307.9
$281.9
$370.2
$399.3
$402.3
$106.7
$90.3
$166.2
$177.0
$177.0
$201.2
$191.6
$204.0
$222.3
$225.3
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Variable Compensation
Expenses Other Than Variable Compensation
Efficiency Ratio

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

Year-over-Year Noninterest Expense ($MM)

Q4 2019	**$307.9**
Compensation and Benefits	79.0
Occupancy and Equipment	(3.0)
Professional Services	4.7
Other Expenses	13.8
Q4 2020	**$402.3**

Noninterest Expense Highlights

- Total compensation and benefits increased $79 million from Q4 2019 as variable compensation associated with higher volumes and revenues increased at PrimeLending and HilltopSecurities
- Professional Services expenses increased from transaction-related expenses associated with 'Dutch auction' tender offer at Hilltop and system conversion expenses at HilltopSecurities
- Increase in Other Expenses primarily driven by variable costs associated with higher mortgage volumes, increased software expenses and legal reserves
  - Other Expenses in Q4 2020 include a write-down of $3.8 million for OREO related properties
  - Higher other expenses partially offset by $2.5 million reduction in business development expenses as travel and entertainment restrictions continue to be enforced

10

HilltopHoldings

Q4 2019 Q1 2020 Q3 2020 5.24% 5.23% 4.50% 4.32% 4.62% $6.8 $6.8 $6.8 $6.8 $6.8 $0.6 $0.5 $0.4 $0.5 $0.4 $ 0.7 $ 0.7 $ 0.5 $7 .4 $7 .3 $7 .3 $7 .3 $7 .8 $7 .7 $7 .9 $7 .7 $7 .7 $7 .7 11 Notes: The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized Gross Loan Yield contains purchased loan portfolio. Loan Mix and Yield Total Loan Growth Ending Balance h4% vs. PY Average Balance h7% vs. PY ($ in billions, ending and average balances) Hilltop Holdings – Loans HFI Annualized Loan HFI Yield1: Loan Growth excluding B/D Loans Ending Balance h7% vs. PY Average Balance h8% vs. PY 0.3% 0.6% 0.5% -1.2% Ending Balance – Loans excluding B/D & PPP Ending Balance – B/D Loans Average Balance – Total Loans Q4 2020 Q2 2020 0.0% Ending Balance – PPP Loans Ending Balance vs. Prior Quarter: (Excludes B/D & PPP Loans)

12 Hilltop Holdings – Modified Loan Portfolio Update • The outstanding balance of active modifications related to COVID-19 impacted loans has declined 75% since June 30, 2020 • Of the currently active modifications, $106 million are scheduled to return to full payment by January 31, 2021 and approximately $215 million (cumulative) are scheduled to return to full payment by June 30, 2021 • As of December 31, 2020, $42.5 million, or 18% of total deferrals, were principal and interest deferments and the remaining deferrals were principal only • Loans to Hotels and Restaurants comprise 85% of all currently deferred loans at December 31, 2020 COVID-19 Impacted Portfolio Loan Statistics Total Active Modifications ($MM) 6/30/2020 9/30/2020 12/31/2020 ACL $ for currently active modifications ACL % of active modifications Hotel $202.1 $157.7 $132.2 $19.9 15.0% Retail 194.1 4.2 6.6 0.1 1.1% Restaurants 136.3 74.5 72.9 14.5 19.9% Real Estate & Rental & Leasing 112.6 2.9 3.0 0.5 15.1% Health Care & Social Assistance 62.5 -- -- -- --% 1-4 Family Residential 49.2 8.3 7.7 0.2 2.9% Transportation & Warehousing 36.2 27.8 8.3 1.3 15.4% Other 175.0 16.2 9.4 5.1 54.3% Total $968.1 $291.4 $240.2 $41.5 17.3%

13 Hilltop Holdings – Asset Quality Criticized Loans Non-Performing Assets Note: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent bank asset quality metrics only (excludes Loans HFS and Broker Dealer Margin Loans). (1) Total NPAs included non-accrual loans, accruing TDRs, OREO and other repossessed assets Net Charge-Offs Allowance 3.0% 3.5% 3.0% 5.9% 5.9% 3.2% 3.8% 3.1% 6.0% 6.1% 0.2% 0.3% 0.1% 0.1% 0.2% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 % of Bank Loans Classified Special Mention 56,491 105,452 97 ,208 109,620 101,324 0.83% 1.54% 1.30% 1.47% 1.39% -0.20% 0.05% 0.30% 0.55% 0.80% 1.05% 1.30% 1.55% - 25,000 50,000 75,000 100,000 125,000 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 ($000) Total NPAs Total NPAs /(Bank Loans HFI + OREO) 1,348 1,508 16,382 567 2,688 0.08% 0.09% 0.92% 0.03% 0.15% -1.00% -0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 ($000) NCOs NCOs/Avg. Bank Loans HFI 1.7 x 1.2x 2.3x 1.9x 1.9x 0.90% 1.56% 2.10% 2.08% 2.05% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 1.0x 1.2x 1.4x 1.6x 1.8x 2.0x 2.2x 2.4x 2.6x 2.8x 3.0x Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 ACL/Bank NPLs ACL/Bank Loans HFI 1 1

$5.0 $5.6 $6.9 $6.8 $6.9 $2.8 $2.9 $3.5 $3.6 $3.6 $1 .3 $1 .5 $1 .3 $0.9 $0.7 $9.0 $8.9 $9.9 $9.0 $11.6 $11.2 $11.3 $11.4 $11.2 $11.2 Q4 2019 Q1 2020 Q3 2020 Q4 2020 Q2 2020 1.14% 0.97% 0.61% 0.54% 0.49% 14 Vs. Prior Quarter: (Total Deposits) Deposit Mix and Cost (0.2%) 3.5% ($ in billions, ending and average balances) Notes: Noninterest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding. Total Deposit Growth Ending Balance h24% vs. PY Average Balance h26% vs. PY Cost of Interest - Bearing Deposits: 10.1% Noninterest- Bearing Deposit Growth Ending Balance h30% vs. PY Average Balance h32% vs. PY 17.1% (3.3%) Ending Balance – Broker Dealer Sweep Deposits Ending Balance – Noninterest-Bearing Deposits Ending Balance – Interest-Bearing Deposits Average Balance Hilltop Holdings – Deposits

PlainsCapital Bank – Q4 2020 Highlights

Summary Results ($ in millions)	Q4 2019	Q4 2020	FY 2019	FY 2020
Net Interest Income	95.5	106.4	379.3	390.9
Provision for (reversal of) Credit Losses	6.9	(3.5)	7.3	96.3
Noninterest Income	11.5	12.1	41.8	41.4
Noninterest Expense	58.8	62.9	231.5	232.4
Income Before Taxes	**$41.3**	**$59.2**	**$182.2**	**$103.5**

Key Highlights	Q4 2019	Q4 2020	FY 2019	FY 2020
ROAA	1.17%	1.37%	1.36%	0.63%
Efficiency Ratio[1]	54.9%	53.0%	55.0%	53.8%
Net Interest Margin	3.77%	3.37%	4.00%	3.31%
Assets ($bn)	$11.1	$13.3	$11.1	$13.3

Q4 2020 Highlights

- Year-over-year HFI loan growth of $451 million, or 7%
  - Paycheck Protection Program loan balance of $487 million as of December 31, 2020
    - Remaining unearned fees of $13.7 million
- Net interest income improvement resulting from PPP loan forgiveness fee recognition in the quarter and higher warehouse line balance utilization at PrimeLending
  - Recognized $6.3 million in fees from PPP loans during the period ($8.2 million year-to-date)
- Reversal of provision for credit losses of $3.6 million reflects improvements in the macroeconomic modeling assumptions versus the prior quarter and lower specific reserves from payoffs/refinancings in Q4 2020
  - Net charge offs for Q4 2020 equated to $2.7 million ($21.1 million year-to-date)
- Noninterest expenses in Q4 2020 include elevated expenses related to write down of specific OREO properties and an increase in healthcare related costs

Efficiency and NIM



54.9%
55.5%
54.1%
52.7%
53.0%
3.77%
3.81%
3.11%
3.03%
3.37%
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Efficiency Ratio
Net Interest Margin

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

15

HilltopHoldings

Key Highlights Q4 2019 Q4 2020 FY 2019 FY 2020 Origination Volume ($mm) $4,401 $6,7 98 $1 5,57 9 $22,97 0 % Purchase 67% 54% 7 5% 58% Sales Volume ($mm) $4,226 $6,57 1 $1 4,592 $22,51 4 MSR Asset ($mm) $56 $1 44 $56 $1 44 $4.4 $3.6 $6.1 $6.5 $6.8 304 325 368 440 448 -300 -200 -100 0 100 200 300 400 500 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Mortgage Originations ($bn) Gain on Sale (bps) 16 PrimeLending – Highlights Mortgage Originations and Gain on Sale Q2 2020 Highlights Note: (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. Q 4 20 20 Compensation Summary ($ in millions) Q4 2019 Q4 2020 Variable Compensation $67.2 $116.7 Non-Variable Compensation $42.5 $47.1 1 1 Sum m ary Results ($ in millions) Q4 2019 Q4 2020 FY 2019 FY 2020 Net Interest Income (expense) (2.0) (6.8) (6.3) (1 0.5) Noninterest Income 1 57 .6 297 .5 635.0 1 ,1 7 2.5 Noninterest Expense 1 47 .0 206.7 564.0 7 53.9 Income Before Taxes $8.5 $84.0 $64.7 $408.0 Q4 2020 • Origination volume of $6.8 billion in Q4 2020 increased from Q4 2019 by $2.4 billion, or 54% • Refinance volume comprised 46% of total volume compared to 33% in Q4 2019 • The MSR asset increased to $144 million; servicing retention during Q4 2020 approximately 57% of sold volumes • Noninterest income increased $140 million versus Q4 2019, attributable to an increase in volume and a gain-on-sale rate of 448 basis points • Noninterest expense increased by $60 million versus prior year period, driven primarily by variable compensation and operating expenses associated with increased volumes

Q 4 20 20 Summary Results ($ in millions) Q4 2019 Q4 2020 FY 2019 FY 2020 Net Interest Income 13.3 8.9 51.3 39.9 Provision (recovery) for Loan Losses 0.0 0.1 (0.1) 0.2 Noninterest Income 99.8 141.2 404.4 491.4 Noninterest Expense 88.9 115.7 366.0 415.5 Income Before Taxes $24.2 $34.3 $89.8 $115.6 17 HilltopSecurities – Highlights • HilltopSecurities generated $150.1 million of net revenue and a 22.8% pre-tax margin during the fourth quarter 2020 • Structured Finance generated net revenue of $47.5 million, an increase of 92% versus Q4 2019, driven by a 57% increase in TBA lock volume • Public Finance Services generated net revenue of $32.6 million, an increase of 32% versus Q4 2019. Public Finance Services issuance volume was up 11% from Q4 2019 to Q4 2020, while national issuances were down 14%1 during the same period • Fixed Income Services generated net revenue of $32.0 million, an increase of 45% versus Q4 2019. Total volumes were up 247% compared to Q4 2019 • Noninterest expenses increased $26.8 million, or 30%, versus Q4 2019 • Variable compensation was $60.3 million in Q4 2020 versus $39.5 million in Q4 2019, an increase of 53% Note: The sum of the period amounts may not equal the total amounts due to rounding. Presented net revenue by business line may differ slightly from 10K due to grouping of certain business lines into ‘Other’ (1) Bond Buyer website: Primary Market Statistics - December 2020 Q3 2020 Highlights Net Revenues by Business Line Key Highlights ($ in millions) Q4 2019 Q4 2020 FY 2019 FY 2020 Compensation/Net Revenue (%) 56.8% 58.3% 58.7% 58.7 % FDIC Insured Balances at PCB $1 ,304 $7 00 $1 ,304 $7 00 Other FDIC Insured Balances $666 $1 ,893 $666 $1 ,893 Public Finance Offerings $1 4,228 $1 5,7 22 $54,395 $57 ,07 4 TBA Lock Volume $1 ,522 $2,388 $5,87 6 $9,07 5 ($ in millions) Q4 2019 Q4 2020 FY 2019 FY 2020 Public Finance Services 24.7 32.6 76.5 95.2 Fixed Income Services 22.0 32.0 82.0 113.5 Wealth Management Retail 23.9 24.9 96.8 97.2 Clearing Services 11.1 8.3 46.6 38.6 Securities Lending 2.2 2.4 9.5 8.5 Structured Finance 24.7 47.5 126.5 169.2 Other 4.5 2.4 17.9 9.0 Net Revenues $113.1 $150.1 $455.7 $531.3 Q4 2020

18 Hilltop Holdings – 2021 Commentary Comments (Continuing Operations) Loan Growth (FY Average Loans HFI Growth) • Expecting 0% – 3% growth in Commercial loans, excluding PPP • Expecting $200 – $300 million of volume in round 2 of PPP Deposit Growth (FY Average Deposit Growth) • Customer deposits expected to grow 0% – 3%, excluding stimulus and PPP • Additional governmental stimulus could result in additional deposit growth Net Interest Income • Purchase accounting accretion expected to decline by 40% - 50% versus 2020 levels • Expecting lower market rates throughout 2021, resulting in lower loan yields and continued pressure on net interest margin • Average Loans HFS expected to decline, reflecting lower mortgage origination volumes in 2021 Noninterest Income • Expecting PrimeLending mortgage originations between $17 – $20 billion, subject to market conditions • Expecting PrimeLending mortgage gain-on-sale margins of 360 – 385 basis points for FY average Noninterest Expense • Non-variable expenses to remain stable • Variable expenses will follow revenue trends from the fee businesses Provision Expense • Expecting charge-offs to be elevated during the second half of 2021 • Reserve builds (releases) to be driven by new loan production and macroeconomic variables Effective Tax Rate (GAAP) • 22% – 24% full year basis

Appendix 19

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ($ '000, except per share amounts) 12/31/2019 9/30/2020 12/31/2020 Total Stockholders' Equity 2,103,039 2,411,372 2,323,939 Less: Preferred Stock 0 0 0 Common Stockholders' Equity 2,103,039 2,411,372 2,323,939 Less: Goodwill 267,447 267,447 267,447 Other intangible assets, net 26,666 21,814 20,364 Goodwill and intangibles from discontinued operations 27,477 0 0 Tangible Common Equity 1,781,449 2,122,111 2,036,128 Shares outstanding as of period end 90,641 90,238 82,185 Book Value Per Share (Common Stockholder's Equity / Shares Outstanding) $23.20 $26.72 $28.28 Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding) $19.65 $23.52 $24.77 20 Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures • Hilltop Consolidated Tangible Common Equity is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders’ equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity. Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop’s tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.